UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2022

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh,	NC.		27612
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 14, 2022, BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that BDSI had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Collegium Pharmaceutical, Inc., a Virginia corporation, and Bristol Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Collegium. BDSI filed the Merger Agreement as Exhibit 2.1 to the Original 8-K. The purpose of this Amendment No. 1 is solely to resubmit Exhibit 2.1 in a text-searchable format.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 14, 2022, BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), and Bristol Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Collegium (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than 10 business days after the date of the Merger Agreement), Purchaser will commence a cash tender offer (the “Offer”), to acquire all of the outstanding shares (the “Shares”) of BDSI’s common stock, $0.001 par value per share (the “BDSI Common Stock”), at an offer price of $5.60 per Share in cash, subject to applicable withholding taxes and without interest (the “Offer Price”). The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to customary closing conditions set forth in the Merger Agreement, including, but not limited to, that (i) at least one Share more than 50% of the total number of Shares of BDSI Common Stock issued and outstanding have been validly tendered into and not validly withdrawn from the Offer and (ii) the waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, have expired or been terminated. Neither the completion of the Offer nor the closing of the Merger are subject to a financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into BDSI, with BDSI surviving as a wholly owned subsidiary of Collegium (the “Merger”). The Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), the Shares then outstanding (other than Shares held by (i) BDSI or its subsidiaries (including Shares held in BDSI’s treasury), (ii) Collegium, Purchaser, any other direct or indirect wholly owned subsidiary of Collegium, or (iii) stockholders of BDSI who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive the Offer Price.

The board of directors of BDSI (the “BDSI Board”) has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (the “Transactions”), (ii) determined that the transactions contemplated thereby, including the Transactions, are in the best interests of BDSI and its stockholders, (iii) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of BDSI accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The Merger Agreement provides that each stock option to purchase shares of BDSI Common Stock (a “BDSI Option”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each BDSI Option with a per share exercise price less than the Offer Price that is then outstanding and unexercised shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares subject to such BDSI Option multiplied by (y) the excess, if any, of the Offer Price over the exercise price payable per Share under such BDSI Option, net of applicable withholding taxes. Each BDSI Option with an exercise price equal to, or greater than, the Offer Price that is then outstanding and unexercised shall be cancelled without any consideration paid therefor whether before or after the Effective Time.

The Merger Agreement also provides that each restricted stock unit award issued by BDSI (a “BDSI RSU”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each BDSI RSU that is then outstanding shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares issuable in settlement of such BDSI RSU multiplied by (y) the Offer Price.

The Merger Agreement further provides that, as of the Effective Time, each outstanding warrant to purchase shares of BDSI Common Stock (a “BDSI Warrant”) that is outstanding as of immediately prior to the Effective Time with an exercise price less than the Offer Price shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares subject to such BDSI Warrant multiplied by (y) the excess, if any, of the Offer Price over the exercise price payable per Share under such BDSI Warrant.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, BDSI has agreed, subject to certain exceptions, to conduct in all material respects its business and operations in the ordinary course and has agreed to certain other customary operating covenants, as set forth more fully in the Merger Agreement. BDSI has also agreed not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions (except to notify a person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the applicable provisions of the Merger Agreement or to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting, knowingly encouraging or facilitating, an Acquisition Proposal, (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (iv) waive or release any person from, fail to use reasonable best efforts to enforce any standstill agreement or any standstill provisions of any contract entered into in respect of an Acquisition Proposal or any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal. Notwithstanding these restrictions, BDSI may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written Acquisition Proposal that the BDSI Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement also includes customary termination provisions for both BDSI and Collegium and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by BDSI to accept and enter into a definitive agreement with respect to a Superior Offer, BDSI will be required to pay Collegium a termination fee of an amount in cash equal to approximately $18.1 million (the “Termination Fee”). Any such termination of the Merger Agreement by BDSI in connection with a Superior Offer is subject to certain conditions, including BDSI’s compliance with certain procedures set forth in the Merger Agreement, a determination by the BDSI Board that the failure to take such action would be inconsistent with the BDSI Board’s fiduciary duties to BDSI’s stockholders under applicable law and the payment of the Termination Fee by BDSI. The Merger Agreement also provides that if the Merger Agreement is terminated on August 13, 2022, then a termination fee of approximately $12.1 million will be payable by Collegium upon termination of the Merger Agreement if all other conditions to closing not relating to antitrust or competition laws have been satisfied or validly waived.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by BDSI to Collegium and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts and circumstances of BDSI, Collegium or Purchaser, as applicable, at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about BDSI or Collegium and/or Purchaser, as applicable, in their respective public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BDSI’s or Collegium’s public disclosures, as applicable.

Debt Financing Commitment

In connection with the entry into the Merger Agreement, Collegium entered into a commitment letter (the “Debt Commitment Letter”) with Pharmakon Advisors, L.P. (“Pharmakon”), pursuant to which funds managed by Pharmakon have committed, subject to customary conditions, to provide to Collegium a four year senior secured term loan facility in an aggregate principal amount of $650 million (the “Term Facility”). Proceeds from the Term Facility will be used to finance a portion of Collegium’s acquisition of BDSI, as well as to repay the outstanding debt of Collegium and BDSI and pay certain fees and expenses related thereto. The obligation of Pharmakon to provide the financing under the Debt Commitment Letter is subject to a number of conditions, including the receipt by Pharmakon of executed loan documentation, the accuracy of certain representations and warranties in all material respects and consummation of the Transactions as contemplated by the Merger Agreement.

Tender and Support Agreements

On February 14, 2022, in connection with the execution of the Merger Agreement, certain stockholders of BDSI, including BDSI’s executive officers and members of the BDSI Board (the “Supporting Stockholders”), entered into Tender and Support Agreements with Collegium and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger, as applicable, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreements. As of February 14, 2022, the Supporting Stockholders beneficially owned an aggregate of approximately 9.59% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 13, 2022, the BDSI Board approved an amendment (the “Bylaw Amendment”) to BDSI’s Second Amended and Restated Bylaws (the “Bylaws”) to explicitly provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of BDSI, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of BDSI to BDSI or its stockholders, (iii) any action asserting a claim against BDSI or any current or former director, officer or other employee or stockholder of BDSI arising pursuant to any provision of the DGCL or BDSI’s charter or Bylaws or (iv) any action asserting a claim against BDSI or any current or former director or officer or other employee of BDSI governed by the internal affairs doctrine. The Bylaw Amendment further provides that unless BDSI consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Bylaw Amendment was effective upon adoption by the BDSI Board.

The foregoing description of the Bylaw Amendment is not complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 14, 2022, BDSI issued a press release announcing the execution of the Merger Agreement (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K

The information included in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into Collegium’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Important Information about the Transaction and Where to Find It

The Offer for shares of BDSI Common Stock has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of BDSI Common Stock or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Collegium and Purchaser, its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by BDSI. The Offer to purchase the outstanding shares of BDSI Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by BDSI under the “Investors” section of BDSI’s website at ir.bdsi.com.

Cautionary Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about BDSI’s beliefs and expectations and statements about the Offer and Collegium’s proposed acquisition of BDSI, including the timing of and closing conditions to the acquisition, and the potential effects of the pending acquisition on BDSI are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of BDSI’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the effect of the announcement of the proposed acquisition on the ability of BDSI to retain and hire key personnel and maintain relationships with customers, strategic partners, suppliers, regulatory authorities and others with whom BDSI does business, or on BDSI’s operating results and business generally; the risk that BDSI and Collegium may be unable to obtain governmental and regulatory approvals required for the Transactions, or that required governmental and regulatory approvals may delay the Transactions or cause the parties to abandon the proposed Transactions; the impact of legislative, regulatory, competitive and technological changes; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in filings that BDSI makes with the SEC, including the “Risk Factors” section of BDSI’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Collegium, Purchaser and BDSI.

The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and BDSI undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of February 14, 2022, by and among Collegium Pharmaceutical, Inc., Bristol Acquisition Company Inc. and BioDelivery Sciences International, Inc.
3.1**	Amendment No. 1 to Second Amended and Restated Bylaws of BioDelivery Sciences International, Inc., adopted February 13, 2022.
99.1**	Press release ofBioDelivery Sciences International, Inc.datedFebruary 14, 2022.
99.2	Form of Tender and Support Agreement (attached as Exhibit C to Agreement and Plan of Merger filed as Exhibit 2.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 104)

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. BDSI agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that BDSI may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

** Previously filed as an exhibit to the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2022	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Jeffrey Bailey
	Name:	Jeffrey Bailey
	Title:	Chief Executive Officer